EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) to Seek Consent to Amend Indenture for 7.45% Quarterly Interest Bonds Due 2032 (NYSE:PFX)

Hartford, Conn., Dec. 6, 2012 – The Phoenix Companies, Inc. (NYSE:PNX) today said it will seek the consent of bondholders holding the majority in principal amount of its 7.45% Quarterly Interest Bonds Due 2032 (NYSE:PFX) to amend the indenture governing the bonds.
The amendment to the terms of the indenture will allow the company to extend the date for providing the third quarter 2012 SEC periodic report to the bond trustee.
As announced on Nov. 8, 2012, Phoenix is restating financial statements for prior periods and, as a result, delayed filing its third quarter 2012 Form 10-Q with the SEC. The company said it intends to file this report prior to the timely filing of its year-end 2012 Form 10-K. The SEC’s deadline for the Form 10-K filing is March 18, 2013.
 As a result of the restatement, the company was unable to meet the current requirement to file SEC periodic reports with the trustee within 15 days after the applicable SEC filing deadline. The company is seeking to remedy this covenant violation through the amendment to the indenture.
Within the next 10 days, Phoenix plans to make available to its bondholders a Consent Solicitation Statement and begin outreach to the bondholders for their consent to the amendment.
Phoenix’s 7.45% Quarterly Interest Bonds, with approximately $253 million outstanding, are a retail issue sold in $25 increments. They currently trade near par.

ABOUT PHOENIX
Headquartered in Hartford, Connecticut, The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. For more information, visit www.phoenixwm.com.

FORWARD-LOOKING STATEMENTS

This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us.  They are not guarantees of future performance.  Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, the company’s ability to produce restated financial results, provide estimated and final third quarter and year-end 2012 financial information and make the Consent Solicitation Statement available to bondholders in the anticipated timeframes or to achieve the anticipated results of the Consent Solicitation.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

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